SIMON®

4Q 2025 SUPPLEMENTAL

POLO RALPH LAUREN
TULSA
PREMIUM OUTLETS
A SIMON CENTER

JAKARTA
PREMIUM OUTLETS
KOTA TANGERANG
A GENTING SIMON CENTER

LA PLAZA
A SIMON MALL

 SIMON PROPERTY GROUP
EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED FOURTH QUARTER

(1)
Includes reconciliation of consolidated net income to FFO and Real Estate FFO.

4Q 2025 SUPPLEMENTAL	1

EARNINGS RELEASE
Contacts:
Tom Ward
317-685-7330 Investors

Nicole Kennon
704-804-1960 Media

Simon® Reports Fourth Quarter
and Full Year 2025 Results
INDIANAPOLIS, February 2, 2026 − Simon®, a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter and twelve months ended December 31, 2025.
“I am very pleased with our fourth-quarter results, which caps another impressive year of performance for our Company,” said David Simon, Chairman, Chief Executive Officer and President. “In 2025, we generated record Real Estate Funds From Operations of  $4.8 billion and returned a remarkable $3.5 billion to our shareholders. We executed over 17 million square feet of leases, opened a new Premium Outlet in Indonesia, completed 23 significant redevelopment projects, and acquired $2 billion of high-quality retail properties. We remain focused on disciplined, value-creating investment activity and operational excellence that will drive sustainable growth in cash flow, FFO, and dividends per share.”
Results for the Quarter
•
Net income attributable to common stockholders was $3.048 billion, or $9.35 per diluted share, as compared to $667.2 million, or $2.04 per diluted share in 2024.

 –
Net income for the fourth quarter of 2025 includes a non-cash gain of  $2.89 billion primarily related to our acquisition of the remaining interest in Taubman Realty Group, resulting from the remeasurement of our previously held equity interest to fair value.

•
Real Estate Funds From Operations (“Real Estate FFO”) was $1.328 billion, or $3.49 per diluted share as compared to $1.261 billion, or $3.35 per diluted share in the prior year, an increase of 4.2%.

•
Funds From Operations (“FFO”) was $1.242 billion, or $3.27 per diluted share as compared to $1.389 billion, or $3.68 per diluted share in the prior year.

 –
FFO in the fourth quarter of 2025 includes: contribution of  $55.5 million, or $0.15 per diluted share from the Company’s Other Platform Investments; a one-time after-tax loss of  $120.7 million, or $0.31 per diluted share primarily related to Catalyst Brands restructuring costs and valuation adjustment for certain cost method investments; and a non-cash loss of  $21.1 million, or $0.06 per diluted share due to an unrealized mark-to-market in fair value adjustment of the Klépierre exchangeable bonds the Company issued in November 2023.

•
Domestic property Net Operating Income (“NOI”) increased 4.8% and portfolio NOI increased 5.1% compared to the prior year period.

4Q 2025 SUPPLEMENTAL	2

EARNINGS RELEASE
Results for the Year
•
Net income attributable to common stockholders was $4.624 billion, or $14.17 per diluted share, as compared to $2.368 billion, or $7.26 per diluted share in 2024.

•
Real Estate FFO was $4.812 billion, or $12.73 per diluted share as compared to $4.597 billion, or $12.24 per diluted share in the prior year, an increase of 4.0%.

•
FFO was $4.663 billion, or $12.34 per diluted share as compared to $4.877 billion, or $12.99 per diluted share in the prior year.

•
Domestic property NOI increased 4.4% and portfolio NOI increased 4.7% compared to the prior year period.

U.S. Malls and Premium Outlets Operating Statistics
•
Occupancy at December 31, 2025 was 96.4%, compared to 96.5% at December 31, 2024.

•
Base minimum rent per square foot was $60.97 at December 31, 2025, compared to $58.26 at December 31, 2024, an increase of 4.7%.

•
Reported retailer sales per square foot was $799 for the trailing 12 months ended December 31, 2025, compared to $739 at December 31, 2024, an increase of 8.1%.

Capital Markets and Balance Sheet Liquidity
The Company was active in both the secured and unsecured credit markets in 2025.
The Company completed a two tranche senior notes offering totaling $1.5 billion, with a weighted-average term of 7.8 years and a coupon rate of 4.775%. In addition, the Company completed 46 secured loan transactions totaling approximately $7.0 billion (U.S. dollar equivalent), with a weighted average interest rate of 5.43%.
As of December 31, 2025, Simon had approximately $9.1 billion of liquidity consisting of  $1.4 billion of cash on hand, including its share of joint venture cash, and $7.7 billion of available capacity under its revolving credit facilities.
Subsequent to year-end, the Company completed an $800 million offering of 5-year, 4.300% senior notes. The proceeds were used to repay the $800 million outstanding principal amount of its 3.300% notes at maturity on January 15, 2026.
Dividends
Today, Simon’s Board of Directors declared a quarterly common stock dividend of  $2.20 for the first quarter of 2026. This is an increase of  $0.10, or 4.8% year-over-year. The dividend will be payable on March 31, 2026 to shareholders of record on March 10, 2026.
Simon’s Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of  $1.046875 per share, payable on March 31, 2026 to shareholders of record on March 17, 2026.

4Q 2025 SUPPLEMENTAL	3

EARNINGS RELEASE
2026 Guidance
The Company currently estimates net income to be within a range of  $6.87 to $7.12 per diluted share and Real Estate FFO to be within a range of  $13.00 to $13.25 per diluted share for the year ending December 31, 2026.
The following table provides the GAAP to non-GAAP reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated Real Estate FFO per diluted share:
	Low End	High End
Estimated net income attributable to common stockholders per diluted share	$6.87	$7.12
Depreciation and amortization including Simon’s share of unconsolidated entities	6.13	6.13
Estimated Real Estate FFO per diluted share	$13.00	$13.25
Conference Call
Simon will hold a conference call to discuss the quarterly financial results today from 5:00 p.m. to 6:00 p.m. Eastern Time, Monday, February 2, 2026. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until February 9, 2026. To access the audio replay, dial 1-844-512-2921 (international +1-412-317-6671) passcode 13758027.
Supplemental Materials and Website
Supplemental information on our fourth quarter 2025 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.
We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Financial Measures
This press release includes FFO, FFO per share, Real Estate FFO, Real Estate FFO per share and domestic and portfolio NOI growth which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Real estate FFO is FFO of the operating partnership less other platform investments and loss (gain) due to disposal, exchange, or revaluation of equity interests, in each case, net of tax; and unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in Simon’s supplemental information for the quarter. FFO and NOI growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

4Q 2025 SUPPLEMENTAL	4

EARNINGS RELEASE
Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company’s actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the intensely competitive market environment in the retail real estate industry, the retail industry, including e-commerce; the inability to renew leases and relet vacant space at existing properties on favorable terms; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the potential loss of anchor stores or major tenants; an increase in vacant space at our properties; the loss of key management personnel; changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, the impact of tariffs and global trade disruptions on us to the extent impacting our tenants, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; changes in market rates of interest; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; the effects of climate change; environmental liabilities; natural or other disasters; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; and general risks related to real estate investments, including the illiquidity of real estate investments.
The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
About Simon
Simon® is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

4Q 2025 SUPPLEMENTAL	5

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
REVENUE:
Lease income	$1,639,349	$1,431,524	$5,839,160	$5,389,760
Management fees and other revenues	35,777	37,147	144,426	133,250
Other income	116,336	113,561	380,919	440,788
Total revenue	1,791,462	1,582,232	6,364,505	5,963,798
EXPENSES:
Property operating	154,528	131,233	580,975	529,753
Depreciation and amortization	420,675	327,591	1,426,423	1,265,340
Real estate taxes	122,959	108,792	451,128	408,641
Repairs and maintenance	37,940	31,748	119,915	105,020
Advertising and promotion	46,615	43,504	155,826	144,551
Home and regional office costs	64,835	58,721	251,748	223,277
General and administrative	17,870	15,602	60,888	44,743
Other	35,371	29,295	142,206	149,677
Total operating expenses	900,793	746,486	3,189,109	2,871,002
OPERATING INCOME BEFORE OTHER ITEMS	890,669	835,746	3,175,396	3,092,796
Interest expense	(272,327)	(227,414)	(974,835)	(905,797)
(Loss) gain due to disposal, exchange, or revaluation of equity interests, net	(157,755)	36,403	(86,119)	451,172
Income and other tax benefit (expense)	6,796	31,908	(35,788)	(23,262)
Income from unconsolidated entities	206,938	140,947	504,088	207,322
Unrealized (losses) gains in fair value of publicly traded equity instruments and derivative instrument, net	(21,105)	36,740	(106,082)	(17,392)
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	2,886,666	(82,570)	2,887,460	(75,818)
CONSOLIDATED NET INCOME	3,539,882	771,760	5,364,120	2,729,021
Net income attributable to noncontrolling interests	490,779	103,695	736,508	358,125
Preferred dividends	834	834	3,337	3,337
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$3,048,269	$667,231	$4,624,275	$2,367,559
BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$9.35	$2.04	$14.17	$7.26

4Q 2025 SUPPLEMENTAL	6

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)
	December 31, 2025	December 31, 2024
ASSETS:
Investment properties, at cost	$50,946,067	$40,242,392
Less – accumulated depreciation	20,701,510	19,047,078
	30,244,557	21,195,314
Cash and cash equivalents	823,147	1,400,345
Tenant receivables and accrued revenue, net	934,077	796,513
Investment in other unconsolidated entities, at equity	4,362,339	2,670,739
Investment in Klépierre, at equity	1,505,377	1,384,267
Investment in TRG, at equity	—	3,069,297
Right-of-use assets, net	755,934	519,607
Deferred costs and other assets	1,981,035	1,369,609
Total assets	$40,606,466	$32,405,691
LIABILITIES:
Mortgages and unsecured indebtedness	$28,430,175	$24,264,495
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,954,402	1,712,465
Cash distributions and losses in unconsolidated entities, at equity	1,739,418	1,680,431
Dividend payable	2,723	2,410
Lease liabilities	756,539	520,283
Other liabilities	1,017,816	626,155
Total liabilities	33,901,073	28,806,239
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership and noncontrolling redeemable interests	233,306	184,729
EQUITY:
Stockholders’ Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	40,451	40,778
Common stock, $0.0001 par value, 511,990,000 shares authorized, 343,060,687 and 342,945,839 issued and outstanding, respectively	33	33
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	12,347,192	11,583,051
Accumulated deficit	(4,608,136)	(6,382,515)
Accumulated other comprehensive loss	(251,361)	(193,026)
Common stock held in treasury, at cost, 17,844,817 and 16,675,701 shares, respectively	(2,319,911)	(2,106,396)
Total stockholders’ equity	5,208,268	2,941,925
Noncontrolling interests	1,263,819	472,798
Total equity	6,472,087	3,414,723
Total liabilities and equity	$40,606,466	$32,405,691

4Q 2025 SUPPLEMENTAL	7

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
REVENUE:
Lease income	$923,287	$803,654	$3,189,131	$3,060,755
Other income	122,944	107,089	440,052	385,004
Total revenue	1,046,231	910,743	3,629,183	3,445,759
OPERATING EXPENSES:
Property operating	187,806	165,794	687,216	660,004
Depreciation and amortization	182,089	162,824	653,488	636,218
Real estate taxes	64,360	50,876	231,945	231,843
Repairs and maintenance	25,560	19,155	88,091	74,172
Advertising and promotion	31,132	25,400	96,718	88,693
Other	77,565	137,912	257,799	299,645
Total operating expenses	568,512	561,961	2,015,257	1,990,575
OPERATING INCOME BEFORE OTHER ITEMS	477,719	348,782	1,613,926	1,455,184
Interest expense	(198,994)	(178,710)	(719,938)	(711,402)
Gain (loss) on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	22,648	(36,536)	23,865	(36,536)
NET INCOME	$301,373	$133,536	$917,853	$707,246
Third-Party Investors’ Share of Net Income	$164,861	$69,275	$479,160	$360,792
Our Share of Net Income	136,512	64,261	438,693	346,454
Amortization of Excess Investment (A)	(37,180)	(14,599)	(79,338)	(58,163)
Our Share of loss due to disposal, exchange, or revaluation of equity interests, net in the Consolidated Financial Statements	—	36,470	—	36,470
Our Share of loss (gain) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	18,236	(722)	18,236
Income from Unconsolidated Entities (B)	$99,332	$104,368	$358,633	$342,997

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A. (“Klépierre”), our other platform investments, and our previously held equity investment in The Taubman Realty Group (“TRG”) up to the October 31, 2025 transaction. For additional information, see footnote B.

4Q 2025 SUPPLEMENTAL	8

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)
	December 31, 2025	December 31, 2024
Assets:
Investment properties, at cost	$22,077,749	$18,875,241
Less – accumulated depreciation	9,020,481	8,944,188
	13,057,268	9,931,053
Cash and cash equivalents	1,264,619	1,270,594
Tenant receivables and accrued revenue, net	605,756	533,676
Right-of-use assets, net	108,349	113,014
Deferred costs and other assets	572,826	531,059
Total assets	$15,608,818	$12,379,396
Liabilities and Partners’ Deficit:
Mortgages	$16,374,773	$13,666,090
Accounts payable, accrued expenses, intangibles, and deferred revenue	1,117,855	1,037,015
Lease liabilities	99,837	104,120
Other liabilities	334,246	363,488
Total liabilities	17,926,711	15,170,713
Preferred units	67,450	67,450
Partners’ deficit	(2,385,343)	(2,858,767)
Total liabilities and partners’ deficit	$15,608,818	$12,379,396
Our Share of:
Partners’ deficit	$(1,247,554)	$(1,180,960)
Add: Excess Investment (A)	2,773,173	1,077,204
Our net Investment in unconsolidated entities, at equity	$1,525,619	$(103,756)

Note:
The above financial presentation does not include any information related to our investments in Klépierre, our other platform investments, and our previously held equity investment in TRG up to the October 31, 2025 transaction. For additional information, see footnote B.

4Q 2025 SUPPLEMENTAL	9

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)
Reconciliation of Consolidated Net Income to FFO and Real Estate FFO
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2025	2024	2025	2024
Consolidated Net Income (D)	$3,539,882	$771,760	$5,364,120	$2,729,021
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	416,707	323,858	1,410,595	1,250,440
Our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments	185,527	217,727	811,690	848,188
(Gain) loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(2,886,666)	82,570	(2,887,460)	75,818
Net (gain) loss attributable to noncontrolling interest holders in properties	(4,849)	(92)	(4,815)	1,641
Noncontrolling interests portion of depreciation and amortization	(7,563)	(5,950)	(26,322)	(23,367)
Preferred distributions and dividends	(1,126)	(1,125)	(4,503)	(4,897)
FFO of the Operating Partnership	$1,241,912	$1,388,748	$4,663,305	$4,876,844
FFO of the Operating Partnership	$1,241,912	$1,388,748	$4,663,305	$4,876,844
Loss (gain) due to disposal, exchange, or revaluation of equity interests, net of tax	120,708	(75,340)	66,981	(386,417)
Other platform investments, net of tax	(55,474)	(15,187)	(24,590)	88,902
Unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net	21,105	(36,740)	106,082	17,392
Real Estate FFO	$1,328,251	$1,261,481	$4,811,778	$4,596,721
Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$9.35	$2.04	$14.17	$7.26
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments, net of noncontrolling interests portion of depreciation and amortization	1.55	1.42	5.81	5.53
(Gain) loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(7.63)	0.22	(7.64)	0.20
Diluted FFO per share	$3.27	$3.68	$12.34	$12.99
Loss (gain) due to disposal, exchange, or revaluation of equity interests, net of tax	0.31	(0.20)	0.18	(1.03)
Other platform investments, net of tax	(0.15)	(0.04)	(0.07)	0.23
Unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net	0.06	(0.09)	0.28	0.05
Real Estate FFO per share	$3.49	$3.35	$12.73	$12.24
	4.2%		4.0%
Details for per share calculations:
FFO of the Operating Partnership	$1,241,912	$1,388,748	$4,663,305	$4,876,844
Diluted FFO allocable to unitholders	(176,053)	(186,158)	(636,189)	(640,886)
Diluted FFO allocable to common stockholders	$1,065,859	$1,202,590	$4,027,116	$4,235,958
Basic and Diluted weighted average shares outstanding	326,180	326,278	326,367	326,097
Weighted average limited partnership units outstanding	54,039	50,713	51,558	49,338
Basic and Diluted weighted average shares and units outstanding	380,219	376,991	377,925	375,435
Basic and Diluted FFO per Share	$3.27	$3.68	$12.34	$12.99
Percent Change	-11.1%		-5.0%

4Q 2025 SUPPLEMENTAL	10

EARNINGS RELEASE
Simon Property Group, Inc.
Footnotes to Unaudited Financial Information
Notes:
(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre, our other platform investments and our previously held equity investment in TRG up to the October 31, 2025 transaction. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre, our other platform investments and our previously held equity investment in TRG up to the October 31, 2025 transaction. For further information on Klépierre, reference should be made to financial information in Klépierre’s public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO, FFO per share, Real Estate FFO and Real Estate FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”) Funds From Operations White Paper – 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of retail real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.
(D)
Includes our share of:

 –
Gain on land sales of  $6.8 million and $6.6 million for the three months ended December 31, 2025 and 2024, respectively, and $26.5 million and $21.9 million for the twelve months ended December 31, 2025 and 2024, respectively.

 –
Straight-line adjustments increased income by $10.3 million and $7.3 million for the three months ended December 31, 2025 and 2024, respectively, and $32.2 million and $2.2 million for the twelve months ended December 31, 2025 and 2024, respectively.

 –
Amortization of fair market value of leases increased income by $0.3 million and $0.4 million for the three months ended December 31, 2025 and 2024, respectively, and $1.2 million and $0.8 million for the twelve months ended December 31, 2025 and 2024, respectively.

4Q 2025 SUPPLEMENTAL	11

OVERVIEW
THE COMPANY
Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At December 31, 2025, we owned or had an interest in 254 properties comprising 206 million square feet in North America, Asia and Europe. Additionally, at December 31, 2025, we had a 22.2% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries.
This package was prepared to provide operational and balance sheet information as of December 31, 2025 for the Company and the Operating Partnership.
Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the intensely competitive market environment in the retail real estate industry, the retail industry, including e-commerce; the inability to renew leases and relet vacant space at existing properties on favorable terms; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the potential loss of anchor stores or major tenants; an increase in vacant space at our properties; the loss of key management personnel; changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, the impact of tariffs and global trade disruptions on us to the extent impacting our tenants, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; changes in market rates of interest; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; the effects of climate change; environmental liabilities; natural or other disasters; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; and general risks related to real estate investments, including the illiquidity of real estate investments. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

4Q 2025 SUPPLEMENTAL	12

OVERVIEW
STOCK INFORMATION
The Company’s common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:
Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor’s
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody’s
Senior Unsecured	A3	(Stable Outlook)
Commercial Paper	P2	(Stable Outlook)
Preferred Stock	Baa1	(Stable Outlook)
SENIOR UNSECURED DEBT COVENANTS (1)
	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	37%	Yes
Total Secured Debt to Total Assets (1)	≤50%	16%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.7X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	307%	Yes

(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

4Q 2025 SUPPLEMENTAL	13

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)
	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2025	2024	2025	2024
Financial Highlights
Total Revenue – Consolidated Properties	$1,791,462	$1,582,232	$6,364,505	$5,963,798
Consolidated Net Income	$3,539,882	$771,760	$5,364,120	$2,729,021
Net Income Attributable to Common Stockholders	$3,048,269	$667,231	$4,624,275	$2,367,559
Basic and Diluted Earnings per Common Share (EPS)	$9.35	$2.04	$14.17	$7.26
Real Estate Funds from Operations (Real Estate FFO) of the Operating Partnership	$1,328,251	$1,261,481	$4,811,778	$4,596,721
Basic and Diluted Real Estate FFO per Share	$3.49	$3.35	$12.73	$12.24
Funds from Operations (FFO) of the Operating Partnership	$1,241,912	$1,388,748	$4,663,305	$4,876,844
Basic and Diluted FFO per Share (FFOPS)	$3.27	$3.68	$12.34	$12.99
Dividends/Distributions per Share/Unit	$2.20	$2.10	$8.55	$8.10
	AS OF DECEMBER 31, 2025	AS OF DECEMBER 31, 2024
Stockholders’ Equity Information
Limited Partners’ Units Outstanding at end of period	55,690	50,760
Common Shares Outstanding at end of period	325,224	326,278
Total Common Shares and Limited Partnership Units Outstanding at end of period	380,914	377,038
Weighted Average Limited Partnership Units Outstanding	51,558	49,338
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	326,367	326,097
Equity Market Capitalization
Common Stock Price at end of period	$185.11	$172.21
Common Equity Capitalization, including Limited Partnership Units	$70,510,913	$64,929,673
Preferred Equity Capitalization, including Limited Partnership Preferred Units	52,935	61,944
Total Equity Market Capitalization	$70,563,848	$64,991,617

4Q 2025 SUPPLEMENTAL	14

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Twelve Months Ended December 31, 2025
(1)
Based on our beneficial interest of NOI.

(2)
Includes Klépierre, international Premium Outlets, Designer Outlets, The Mall Luxury Outlets, and international malls.

4Q 2025 SUPPLEMENTAL	15

NET OPERATING INCOME OVERVIEW (AT SHARE)
(In thousands)
	For the Three Months Ended December 31,		% Growth	For the Twelve Months Ended December 31,		% Growth
	2025	2024		2025	2024

Domestic Property NOI (1)	$1,554,283	$1,482,584	4.8%	$5,745,081	$5,503,350	4.4%
International Properties (2)	104,651	95,657		372,107	340,531

Portfolio NOI	$1,658,934	$1,578,241	5.1%	$6,117,188	$5,843,881	4.7%
NOI from Other Platform Investments (3)	96,027	50,111		150,336	(42,094)
NOI from Investments (4)	69,975	72,251		263,793	250,049
Corporate and Other NOI Sources (5)	84,865	78,524		299,387	313,566

Beneficial interest of Combined NOI	$1,909,801	$1,779,127		$6,830,704	$6,365,402

(1)
All properties in North America (including 4 in Canada and 2 in Mexico).

(2)
International properties outside of North America at constant currency.

(3)
Includes investment in retail operations (Catalyst Brands); an e-commerce company (Rue Gilt Groupe, or RGG); and a global real estate investment and management company (Jamestown).

(4)
NOI of Klépierre at constant currency and HBS.

(5)
Includes income components excluded from Domestic Property NOI and Portfolio NOI including domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments, Simon management company revenues, foreign exchange impact, and other assets.

4Q 2025 SUPPLEMENTAL	16

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF NET INCOME TO NOI
	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2025	2024	2025	2024
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$3,539,882	$771,760	$5,364,120	$2,729,021
Income and other tax (benefit) expense	(6,796)	(31,908)	35,788	23,262
Loss (gain) due to disposal, exchange, or revaluation of equity interests, net	157,755	(36,403)	86,119	(451,172)
Interest expense	272,327	227,414	974,835	905,797
Income from unconsolidated entities	(206,938)	(140,947)	(504,088)	(207,322)
Unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net	21,105	(36,740)	106,082	17,392
(Gain) loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(2,886,666)	82,570	(2,887,460)	75,818
Operating Income Before Other Items	890,669	835,746	3,175,396	3,092,796
Depreciation and amortization	420,675	327,591	1,426,423	1,265,340
Home and regional office costs	64,835	58,721	251,748	223,277
General and administrative	17,870	15,602	60,888	44,743
Other expenses	251	797	260	818
NOI of consolidated entities	$1,394,300	$1,238,457	$4,914,715	$4,626,974
Less: Noncontrolling interest partners share of NOI	(16,731)	(8,462)	(43,016)	(32,605)
Beneficial NOI of consolidated entities(1)	$1,377,569	$1,229,995	$4,871,699	$4,594,369
Reconciliation of NOI of unconsolidated entities:
Net Income	$301,373	$133,536	$917,853	$707,246
Interest expense	198,994	178,710	719,938	711,402
(Gain) loss on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	(22,648)	36,536	(23,865)	36,536
Operating Income Before Other Items	477,719	348,782	1,613,926	1,455,184
Depreciation and amortization	182,089	162,824	653,488	636,218
Other expenses	—	73,146	—	73,152
NOI of unconsolidated entities	$659,808	$584,752	$2,267,414	$2,164,554
Less: Joint Venture partners share of NOI	(343,593)	(305,025)	(1,181,628)	(1,134,573)
Beneficial NOI of unconsolidated entities(1)	$316,215	$279,727	$1,085,786	$1,029,981
Add: Beneficial interest of NOI from TRG (1)	50,015	152,786	459,090	533,009
Add: Beneficial interest of NOI from Other Platform Investments and Investments (2)	166,002	116,619	414,129	208,043
Beneficial interest of Combined NOI	$1,909,801	$1,779,127	$6,830,704	$6,365,402

(1)
Beneficial interest of NOI from TRG includes NOI from TRG up to the October 31, 2025 transaction. Post transaction NOI is included in Beneficial NOI of consolidated entities and Beneficial NOI of unconsolidated entities, as appropriate.

(2)
See footnotes 3 and 4 on prior page.

4Q 2025 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)
	THREE MONTHS ENDED DECEMBER 31, 2025	TWELVE MONTHS ENDED DECEMBER 31, 2025
FFO of the Operating Partnership	$1,241,912	$4,663,305
Non-cash impacts to FFO (1)	146,609	208,132
FFO of the Operating Partnership excluding non-cash impacts	1,388,521	4,871,437
Tenant allowances	(102,796)	(335,369)
Operational capital expenditures	(113,509)	(297,947)
Funds available for distribution	$1,172,216	$4,238,121

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED DECEMBER 31, 2025	TWELVE MONTHS ENDED DECEMBER 31, 2025
Deductions:
Fair market value of lease amortization	(311)	(1,177)
Straight line lease income	(10,292)	(32,150)
Additions:
Loss due to disposal, exchange or revaluation or equity interests, net of tax	92,226	8,913
Stock based compensation expense	25,455	82,542
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	21,105	106,082
Write-off of pre-development costs	250	259
Fair value of debt amortization	5,004	5,451
Mortgage, financing fee, accretion interest, and terminated swap amortization expense	13,172	38,212
	$146,609	$208,132
This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, Real Estate FFO, Real Estate FFO per share, funds available for distribution, net operating income (NOI), domestic property NOI and portfolio NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO, Real Estate FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.
The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

4Q 2025 SUPPLEMENTAL	18

LEASE INCOME, OTHER INCOME, OTHER EXPENSE, INCOME FROM
UNCONSOLIDATED ENTITIES, AND CAPITALIZED INTEREST
(In thousands)
	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
Consolidated Properties	2025	2024	2025	2024
Lease Income
Fixed lease income (1)	$1,296,870	$1,131,233	$4,727,341	$4,365,734
Variable lease income (2)	342,479	300,291	1,111,819	1,024,026
Total Lease Income	$1,639,349	$1,431,524	$5,839,160	$5,389,760
Other Income
Interest, dividend and distribution income (3)	$18,669	$29,098	$95,359	$154,767
Lease settlement income	2,272	4,490	7,174	14,209
Gains on land sales	6,442	5,183	26,357	20,488
Mixed-use and franchise operations income	16,446	14,247	55,226	74,135
Other (4)	72,507	60,543	196,803	177,189
Total Other Income	$116,336	$113,561	$380,919	$440,788
Other Expense
Ground leases	$13,834	$12,460	$50,340	$49,430
Mixed-use and franchise operations expense	10,595	11,609	39,304	64,594
Professional fees and other	10,942	5,226	52,562	35,653
Total Other Expense	$35,371	$29,295	$142,206	$149,677
Income from Unconsolidated Entities
Share of Joint Ventures (5)	$99,332	$104,368	$358,633	$342,997
Share of Klépierre net income, net of amortization of excess investment	21,105	22,524	86,064	72,865
Share of Other Platform Investments net income (loss), net of amortization of excess investment, pre-tax	85,574	26,807	77,894	(135,050)
Share of TRG net income (loss) including amortization of excess investment(6)	927	(12,752)	(18,503)	(73,490)
Total Income from Unconsolidated Entities	$206,938	$140,947	$504,088	$207,322
Capitalized Interest
Our Share of Consolidated Properties	$6,710	$8,286	$30,961	$36,059
Our Share of Joint Venture Properties	$207	$62	$578	$376

(1)
Fixed lease income under our operating leases includes fixed minimum lease consideration and fixed CAM reimbursements recorded on a straight-line basis.

(2)
Variable lease income primarily includes consideration based on sales, as well as reimbursements for real estate taxes, utilities, and marketing.

(3)
Includes distributions from other international investments and preferred unit distributions from TRG up to the October 31, 2025 transaction.

(4)
Includes ancillary property revenues, marketing, media, parking and sponsorship revenues, gains on sale of non-retail real estate investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

(5)
Includes U.S. joint venture operations and international outlet joint ventures.

(6)
Includes Share of TRG net loss including amortization of excess investment up to the October 31, 2025 transaction.

4Q 2025 SUPPLEMENTAL	19

OPERATING INFORMATION
	AS OF DECEMBER 31,
	2025	2024
U.S. Malls and Premium Outlets
Total Number of Properties	178	162
Total Square Footage of Properties (in millions)	150.4	136.0
Ending Occupancy (1):
Consolidated Assets	96.4%	96.5%
Unconsolidated Assets	96.5%	96.6%
Total Portfolio	96.4%	96.5%
Base Minimum Rent PSF (2):
Consolidated Assets	$58.98	$56.60
Unconsolidated Assets	$66.61	$63.12
Total Portfolio	$60.97	$58.26
The Mills
Total Number of Properties	16	14
Total Square Footage of Properties (in millions)	24.1	21.3
Ending Occupancy (3)	99.2%	98.8%
Base Minimum Rent PSF (2)	$41.24	$37.95
	AS OF DECEMBER 31,
	2025	2024
International Properties
Premium Outlets
Total Number of Properties	24	23
Total Square Footage of Properties (in millions)	9.2	8.9
Designer Outlets
Total Number of Properties	12	12
Total Square Footage of Properties (in millions)	3.0	3.0
The Mall Luxury Outlets
Total Number of Properties	2	—
Total Square Footage of Properties (in millions)	0.4	—
Malls
Total Number of Properties	4	4
Total Square Footage of Properties (in millions)	4.7	4.7

(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.

(2)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.

(3)
See footnote 1 for definition, except Ending Occupancy is calculated on all company owned space.

4Q 2025 SUPPLEMENTAL	20

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)
Year	Number of Leases Expiring	Square Feet	Avg. Base Minimum Rent PSF at Expiration (2)	Percentage of Gross Annual Rental Revenues (3)
Inline Stores and Freestanding
Month to Month Leases	957	3,221,378	$63.60	3.0%
2026	3,156	10,840,848	$55.63	8.7%
2027	3,067	11,145,893	$60.25	9.7%
2028	2,585	10,514,539	$65.82	10.2%
2029	2,092	8,670,646	$66.19	8.2%
2030	1,488	6,585,520	$75.60	7.1%
2031	786	3,966,562	$70.04	4.0%
2032	654	2,465,174	$91.46	3.3%
2033	713	2,845,373	$97.80	4.0%
2034	772	2,982,331	$99.34	4.3%
2035	852	3,890,609	$101.20	5.5%
2036 and Thereafter	680	3,408,311	$69.85	2.9%
Specialty Leasing Agreements w/ terms in excess of 12 months	2,370	6,732,959	$17.65	1.7%
Anchors
Month to Month Leases	1	59,895	$17.09	0.0%
2026	6	375,321	$20.85	0.0%
2027	13	1,570,417	$5.81	0.1%
2028	18	2,325,205	$5.17	0.2%
2029	17	1,698,901	$6.59	0.2%
2030	18	2,087,074	$6.70	0.2%
2031	18	2,055,372	$5.35	0.2%
2032	4	282,245	$25.21	0.1%
2033	7	1,028,383	$8.48	0.1%
2034	8	703,597	$21.82	0.1%
2035	10	900,858	$12.77	0.1%
2036 and Thereafter	29	2,677,406	$15.65	0.6%

(1)
Does not consider the impact of renewal options that may be contained in leases.

(2)
Average Base Minimum Rent psf reflects base minimum rent in the respective year of expiration.

(3)
Annual rental revenues represent 2025 consolidated and joint venture combined base rental revenue.

4Q 2025 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS
Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
The Gap	313	3,269	1.7%	2.6%
Knitwell Group	461	2,099	1.1%	1.7%
LVMH Fashion	151	608	0.3%	1.6%
Tapestry	220	948	0.5%	1.6%
Kering	104	470	0.2%	1.5%
American Eagle Outfitters	246	1,563	0.8%	1.4%
Signet Jewelers	348	505	0.3%	1.4%
Victoria’s Secret & Co.	138	1,196	0.6%	1.4%
Capri Holdings	144	568	0.3%	1.4%
Luxottica Group	407	718	0.4%	1.2%
Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
Macy’s	112	21,977	11.7%	0.3%
J.C. Penney	55	9,007	4.8%	0.2%
Dillard’s	36	6,709	3.6%	*
Nordstrom	30	5,029	2.7%	0.1%
Dick’s Sporting Goods	45	3,746	2.0%	0.7%
Saks Global	27	2,985	1.6%	0.2%
Belk	7	1,194	0.6%	*
Target	8	1,047	0.6%	0.1%
Von Maur	7	892	0.5%	*
Primark	14	744	0.4%	0.2%

(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale’s The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

*
Less than one-tenth of one percent.

4Q 2025 SUPPLEMENTAL	22

CAPITAL EXPENDITURES
(In thousands)
		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$7,449	$21,261	$10,631
Redevelopment projects with incremental square footage and/or anchor replacement	362,148	207,674	100,636
Redevelopment projects with no incremental square footage	46,271	16,394	8,423
Subtotal new development and redevelopment projects	415,868	245,329	119,690
Tenant allowances	285,767	102,291	49,602
Operational capital expenditures (CAM and non-CAM)	234,459	142,793	63,488
Totals	$936,094	$490,413	$232,780
Conversion from accrual to cash basis	(1,748)	(26,287)	(12,477)
Capital Expenditures for the Twelve Months Ended 12/31/25 (1)	$934,346	$464,126	$220,303
Capital Expenditures for the Twelve Months Ended 12/31/24 (1)	$755,584	$538,462	$258,018

(1)
Agrees with the line item “Capital expenditures” on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

4Q 2025 SUPPLEMENTAL	23

DEVELOPMENT ACTIVITY SUMMARY
As of December 31, 2025
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	ACTUAL 2025 INVESTMENT	FORECASTED INVESTMENT FY 2026 - 2027	TOTAL FORECASTED INVESTMENT FY 2025 - 2027
Malls
Redevelopments	$1,363,653	9%	$388,492	$628,797	$1,017,289
Premium Outlets
New Developments	$55,795	11%	$13,263	$3,716	$16,979
Redevelopments	$13,836	14%	$6,569	$6,953	$13,522
The Mills
Redevelopments	$46,014	17%	$22,199	$20,527	$42,726
Total Investment	$1,479,298	9%	$430,523	$659,993	$1,090,516
Less funding from: Construction Loans, International JV Cash on hand, etc.	$(251,433)		$(39,194)	$(120,858)	$(160,052)
Total Net Cash Investment	$1,227,865		$391,329	$539,135	$930,464

4Q 2025 SUPPLEMENTAL	24

COMMON AND PREFERRED STOCK INFORMATION
CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
For the Period December 31, 2024 through December 31, 2025
	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2024	326,278,138	50,759,627
Activity During the First Nine Months of 2025
Redemption of Limited Partnership Units for Cash	—	(37,431)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	157,360	107,462
Exchange of Limited Partnership Units for Common Stock	116,558	(116,558)
Shares Repurchased to Satisfy Employee Tax Obligations	(81,996)	—
Number Outstanding at September 30, 2025	326,470,060	50,713,100
Fourth Quarter Activity
Redemption of Limited Partnership Units for Cash	—	(4,079)
Issuance of Limited Partnership Units	—	4,980,693
Repurchase of Simon Property Group Common Stock in open market	(1,246,190)	—
Number Outstanding at December 31, 2025	325,223,870	55,689,714
Number of Limited Partnership Units and Common Shares at December 31, 2025	380,913,584
PREFERRED STOCK/UNITS OUTSTANDING AS OF DECEMBER 31, 2025
($ in 000’s, except per share amounts)
ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	105,373	$100.00	$10,537	N/A

(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.

(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.

(3)
Represents restricted stock/restricted stock unit awards and earned LTIP units issued pursuant to the Operating Partnership’s 2019 Stock Incentive Plan, net of forfeitures.

(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on December 31, 2025 was $53.20 per share.

(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

4Q 2025 SUPPLEMENTAL	25

CREDIT PROFILE (1)

NET DEBT ($ BILLIONS)

Non-Recourse Mortgage Debt (2)
Unsecured Net Debt
40.0
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
30.9
30.2
29.7
28.4
34.0
19.4
18.8
18.6
17.8
19.3
11.5
11.4
11.1
10.6
14.7
2021
2022
2023
2024
2025

FIXED CHARGE COVERAGE (X)

6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.0
4.8
4.3
4.5
4.7
2021
2022
2023
2024
2025

UNSECURED INTEREST COVERAGE (X)

7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.8
5.8
5.4
6.2
5.9
2021
2022
2023
2024
2025

FFO PAYOUT RATIO (%)

80%
75%
70%
65%
60%
55%
50%
45%
40%
49%
58%
60%
62%
69%
2021
2022
2023
2024
2025

WEIGHTED AVERAGE INTEREST RATE (%)

4.25%
3.75%
3.25%
2.75%
3.03%
3.43%
3.70%
3.86%
4.09%
2021
2022
2023
2024
2025

WEIGHTED AVERAGE YEARS TO MATURITY (YRS)

7.4
6.9
6.4
5.9
5.4
7.1
6.7
7.2
7.1
6.3
2021
2022
2023
2024
2025

(1)
As of year end, unless otherwise indicated.

(2)
Non-recourse mortgage net debt includes our pro-rata share of consolidated non-recourse mortgage debt and our pro-rata share of joint venture non-recourse mortgage debt.

4Q 2025 SUPPLEMENTAL	26

SUMMARY OF INDEBTEDNESS
As of December 31, 2025
(In thousands)
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$6,687,004	$6,241,112	4.27%	2.0
Floating Rate Debt (Swapped to Fixed)	1,226,585	1,206,979	5.23%	3.6
Floating Rate Debt (Hedged) (1)	277,400	236,368	4.58%	2.1
Variable Rate Debt	35,690	32,121	4.53%	1.2
Total Mortgage Debt	8,226,679	7,716,580	4.43%	2.2
Unsecured Debt
Fixed Rate Notes	19,142,952	19,142,952	3.64%	9.3
Euro Term Loan (Swapped to Fixed)	410,908	410,908	2.60%	1.2
Revolving Credit Facility – USD Currency (Swapped to Fixed)	460,000	460,000	4.12%	2.5
Total Revolving Credit Facilities	460,000	460,000	4.12%	2.5
Global Commercial Paper – USD	355,000	355,000	4.04%	0.1
Total Unsecured Debt	20,368,860	20,368,860	3.64%	8.8
Premium	1,065	1,065
Discount	(73,175)	(73,175)
Debt Issuance Costs	(117,853)	(117,049)
Other Debt Obligations and Other	24,599	24,599
Consolidated Mortgages and Unsecured Indebtedness (1)	$28,430,175	$27,920,880	3.86%	7.0
Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$13,609,511	$6,386,840	4.88%	4.2
Floating Rate Debt (Swapped to Fixed)	726,510	317,354	4.40%	3.4
Floating Rate Debt (Hedged) (1)	1,129,551	527,751	6.15%	0.9
Variable Rate Debt	691,748	302,242	5.34%	3.2
TMLP Debt (2)	258,980	—
Total Mortgage Debt	16,416,300	7,534,187	4.97%	3.9
Debt Issuance Costs	(41,527)	(20,263)
Joint Venture Mortgages and Other Indebtedness (1)	$16,374,773	$7,513,924	4.97%	3.9
Our Share of Total Indebtedness		$35,434,804	4.09%	6.3
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	99.0%	$27,654,248	3.86%	7.1
Variable	1.0%	266,632	4.58%	2.1
	100.0%	27,920,880	3.86%	7.0
Joint Venture
Fixed	89.0%	$6,687,668	4.86%	4.1
Variable	11.0%	826,256	5.85%	1.8
	100.0%	7,513,924	4.97%	3.9
Total Debt		$35,434,804
Total Fixed Debt	96.9%	$34,341,916	4.05%	6.5
Total Variable Debt	3.1%	$1,092,888	5.54%	1.8
Total Variable Debt Inclusive of In-the Money-Caps	0.9%

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.

(2)
See footnote 10 on the Property and Debt Information.

4Q 2025 SUPPLEMENTAL	27

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of December 31, 2025
(In thousands)
	UNSECURED CONSOLIDATED DEBT		SECURED CONSOLIDATED DEBT		UNCONSOLIDATED JOINT VENTURE DEBT		TOTAL
Year	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE
2026	$2,767,436	3.44%	$3,032,718	4.09%	$1,505,650	4.35%	$7,305,804	3.90%
2027	2,460,908	2.80%	1,443,275	3.73%	1,216,660	4.32%	5,120,843	3.43%
2028	1,260,000	2.62%	761,538	5.04%	1,380,603	4.69%	3,402,141	4.01%
2029	1,250,000	2.45%	1,631,226	4.79%	320,442	5.34%	3,201,668	3.93%
2030	1,450,000	3.48%	199,234	6.16%	838,215	4.37%	2,487,449	4.02%
2031	700,000	2.20%	226,821	3.20%	192,915	5.47%	1,119,736	2.95%
2032	1,400,000	2.45%	—	—	385,480	5.28%	1,785,480	3.11%
2033	1,530,516	2.98%	301,768	6.49%	598,345	6.86%	2,430,629	4.41%
2034	1,500,000	5.25%	—	—	363,329	6.15%	1,863,329	5.42%
2035	800,000	5.13%	120,000	6.21%	732,548	5.79%	1,652,548	5.50%
2036	—	—	—	—	—	—	—	—
Thereafter	5,250,000	4.71%	—	—	—	—	5,250,000	4.71%
Face Amounts of Indebtedness	$20,368,860	3.64%	$7,716,580	4.43%	$7,534,187	4.97%	$35,619,627	4.09%
Premiums (Discounts) on Indebtedness, Net	(73,175)		1,065		—		(72,110)
Debt Issuance Costs	(105,863)		(11,186)		(20,263)		(137,312)
Other Debt Obligations and Other	—		24,599		—		24,599
Our Share of Total Indebtedness	$20,189,822		$7,731,058		$7,513,924		$35,434,804

4Q 2025 SUPPLEMENTAL	28

Unsecured Debt Information
As of December 31, 2025
	DEBT INFORMATION
	MATURITY DATE		INTEREST RATE		TYPE	INDEBTEDNESS TOTAL ($ IN 000’S)
Unsecured Indebtedness:
Simon Property Group, LP (Sr. Notes)	1/15/2026		3.30%		Fixed	800,000(8)
Global Commercial Paper – USD	1/22/2026	(7)	4.04%		Fixed	355,000
Simon Property Group, LP (Exchangable Euro Sr. Bonds)	11/14/2026	(2)	3.50%		Fixed	862,436(1)
Simon Property Group, LP (Sr. Notes)	11/30/2026		3.25%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	1/15/2027		1.38%		Fixed	550,000
Simon Property Group, LP (Euro Term Loan)	3/20/2027		2.60	% (6)	Fixed	410,908(6)
Simon Property Group, LP (Sr. Notes)	6/15/2027		3.38%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/1/2027		3.38%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	2/1/2028		1.75%		Fixed	800,000
Revolving Credit Facility – USD Currency	6/30/2028	(5)	4.12	% (4)	Fixed	460,000
Simon Property Group, LP (Sr. Notes)	9/13/2029		2.45%		Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2030		2.65%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	10/1/2030		4.38%		Fixed	700,000
Simon Property Group, LP (Sr. Notes)	2/1/2031		2.20%		Fixed	700,000
Simon Property Group, LP (Sr. Notes)	1/15/2032		2.25%		Fixed	700,000
Simon Property Group, LP (Sr. Notes)	2/1/2032		2.65%		Fixed	700,000
Simon Property Group, LP (Sr. Notes)	3/8/2033		5.50%		Fixed	650,000
Simon Property Group, LP (Euro Sr. Notes)	3/19/2033		1.13%		Fixed	880,516(3)
Simon Property Group, LP (Sr. Notes)	1/15/2034		6.25%		Fixed	500,000
Simon Property Group, LP (Sr. Notes)	9/26/2034		4.75%		Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	10/1/2035		5.13%		Fixed	800,000
Simon Property Group, LP (Sr. Notes)	2/1/2040		6.75%		Fixed	600,000
Simon Property Group, LP (Sr. Notes)	3/15/2042		4.75%		Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/1/2044		4.25%		Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/2046		4.25%		Fixed	550,000
Simon Property Group, LP (Sr. Notes)	9/13/2049		3.25%		Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2050		3.80%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	3/8/2053		5.85%		Fixed	650,000
Simon Property Group, LP (Sr. Notes)	1/15/2054		6.65%		Fixed	500,000
Total Unsecured Indebtedness at Face Value						$20,368,860

(1)
Amount shown in USD equivalent; EUR equivalent is 734.6 million.

(2)
Notes exchangable into ordinary shares of Klépierre S.A., at or above a common stock price of €27.0693.

(3)
Amount shown in USD equivalent; EUR equivalent is 750.0 million.

(4)
Through an interest rate swap agreement which matures on December 31, 2026, interest is essentially fixed at the all-in-rate presented.

(5)
Includes applicable extensions available at our option.

(6)
Amount shown in USD equivalent; EUR equivalent is 350.0 million. Through an interest rate swap agreement which matures on March 20, 2026, interest is essentially fixed at the all-in-rate presented.

(7)
Reflects the weighted average maturity date and weighted average interest rate of all outstanding tranches of Commercial Paper at December 31, 2025.

(8)
Paid off subsequent to quarter end.

4Q 2025 SUPPLEMENTAL	29

PROPERTY AND DEBT INFORMATION
As of December 31, 2025
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		470,086	(2)
2.	Auburn Mall	MA	Auburn	56.4%		498,385	(2)
3.	Aventura Mall(3)	FL	Miami Beach (Miami)	33.3%		2,372,034	07/01/28		4.12%	Fixed	1,750,000	583,333
							11/25/30	(5)	5.79%	Variable	86,500	28,833
4.	Barton Creek Square	TX	Austin	100.0%		1,447,740	(2)
5.	Battlefield Mall	MO	Springfield	100.0%		1,180,247	(2)
6.	Bay Park Square	WI	Green Bay	100.0%		690,122	(2)
7.	Beverly Center	CA	Los Angeles	100.0%		842,212	(2)
8.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,360,764	(2)
9.	Briarwood Mall	MI	Ann Arbor	100.0%		924,116	09/01/26		3.29%	Fixed	165,000	165,000
10.	Brickell City Centre	FL	Miami	100.0%		471,577	(2)
11.	Broadway Square	TX	Tyler	100.0%		613,437	(2)
12.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,258,214	(2)
13.	Cape Cod Mall	MA	Hyannis	56.4%		705,966	06/01/35		6.46%	Fixed	54,000	30,440
14.	Castleton Square	IN	Indianapolis	100.0%		1,361,038	(2)
15.	Cherry Creek Shopping Center	CO	Denver	50.0%		1,068,124	06/01/28		3.85%	Fixed	550,000	275,000
16.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,387	(2)
17.	City Creek Center	UT	Salt Lake City	100.0%		686,004	05/01/29		7.63%	Fixed	70,000	70,000
18.	Coconut Point	FL	Estero	50.0%		1,114,340	10/01/26		3.95%	Fixed	163,459	81,730
19.	College Mall	IN	Bloomington	100.0%		577,529	(2)
20.	Columbia Center	WA	Kennewick	100.0%		733,924	(2)
21.	Copley Place	MA	Boston	94.4%	(4)	1,252,052	(2)
22.	Coral Square	FL	Coral Springs (Miami)	97.2%		947,951	(2)
23.	Cordova Mall	FL	Pensacola	100.0%		932,520	(2)
24.	Dadeland Mall	FL	Miami	50.0%		1,510,747	01/05/27		3.11%	Fixed	352,638	176,319
25.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,503,055	06/01/27		3.66%	Fixed	585,000	292,500
26.	Domain, The	TX	Austin	100.0%		1,228,827	07/01/31		3.09%	Fixed	210,000	210,000
27.	Empire Mall	SD	Sioux Falls	100.0%		1,163,658	10/01/30		6.72%	Fixed	120,000	120,000
28.	Falls, The	FL	Miami	50.0%		709,919	09/01/26		3.45%	Fixed	150,000	75,000
29.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		927,462	05/09/26	(31)	6.74%	Variable	455,000	193,376
30.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		702,940	(2)
31.	Fashion Valley	CA	San Diego	50.0%		1,684,713	06/01/33		5.73%	Fixed	450,000	225,000
32.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		989,552	(2)
33.	Florida Mall, The	FL	Orlando	50.0%		1,725,304	02/09/27	(5)(32)	5.99%	Variable	600,000	300,000
34.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		672,798	(2)
35.	Galleria, The	TX	Houston	50.4%		1,975,486	02/01/35		5.65%	Fixed	1,200,000	604,440
36.	Gardens Mall, The	FL	Palm Beach Gardens	50.0%		1,403,614	07/15/28		5.63%	Fixed	205,000	102,500
37.	Gardens on El Paseo, The	CA	Palm Desert	100.0%		235,131	(2)
38.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,285,095	(2)
39.	Haywood Mall	SC	Greenville	100.0%		1,249,623	(2)

4Q 2025 SUPPLEMENTAL	30

PROPERTY AND DEBT INFORMATION
As of December 31, 2025
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
40.	International Market Place	HI	Waikiki, Honolulu	100.0%	339,414	(2)
41.	International Plaza	FL	Tampa	50.1%	1,370,893	11/01/30		5.04%	Fixed	575,000	288,075
42.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%	2,686,345	(2)
43.	La Plaza	TX	McAllen	100.0%	1,323,450	(2)
44.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%	1,097,945	(2)
45.	Lehigh Valley Mall	PA	Whitehall	50.0%	1,192,742	11/01/27		4.06%	Fixed	168,348	84,174
46.	Lenox Square	GA	Atlanta	100.0%	1,546,028	(2)
47.	Mall at Green Hills, The	TN	Nashville	100.0%	1,057,531	(2)
48.	Mall at Millenia, The	FL	Orlando	50.0%	1,130,483	10/15/29		5.41%	Fixed	450,000	225,000
49.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%	1,068,042	06/01/26		4.04%	Fixed	262,000	73,845
50.	Mall at Short Hills, The	NJ	Short Hills	100.0%	1,413,319	10/01/27		3.48%	Fixed	1,000,000	1,000,000
51.	Mall at University Town Center, The	FL	Sarasota	50.0%	858,640	11/01/26		3.40%	Fixed	263,030	131,515
52.	Mall of Georgia	GA	Buford (Atlanta)	100.0%	1,853,230	(2)
53.	Mall of New Hampshire, The	NH	Manchester	56.4%	801,791	07/01/28	(5)	4.11%	Fixed	150,000	84,555
54.	Mall of San Juan, The	PR	San Juan	95.0%	674,733	(2)
55.	McCain Mall	AR	N. Little Rock	100.0%	789,502	(2)
56.	Meadowood Mall	NV	Reno	50.0%	931,167	12/01/26		5.70%	Fixed	99,140	49,570
57.	Menlo Park Mall	NJ	Edison (New York)	100.0%	1,294,588	(2)
58.	Miami International Mall	FL	Miami	95.0%	1,080,449	02/06/26		7.92%	Fixed	151,980	144,375
59.	Midland Park Mall	TX	Midland	100.0%	645,652	(2)
60.	Miller Hill Mall	MN	Duluth	100.0%	820,001	(2)
61.	North East Mall	TX	Hurst (Dallas)	100.0%	1,543,932	(2)
62.	Northshore Mall	MA	Peabody (Boston)	56.4%	1,591,152	01/01/31		6.36%	Fixed	175,000	98,648
63.	Ocean County Mall	NJ	Toms River (New York)	100.0%	889,856	(2)
64.	Orland Square	IL	Orland Park (Chicago)	100.0%	1,229,301	(2)
65.	Penn Square Mall	OK	Oklahoma City	94.5%	1,082,982	01/01/26		3.84%	Fixed	310,000	292,938
66.	Pheasant Lane Mall	NH	Nashua	(6)	977,460	(2)
67.	Phillips Place	NC	Charlotte	100.0%	132,805	(2)
68.	Phipps Plaza	GA	Atlanta	100.0%	1,127,024	(2)
69.	Plaza Carolina	PR	Carolina (San Juan)	100.0%	1,154,214	(2)
70.	Prien Lake Mall	LA	Lake Charles	100.0%	717,956	(2)
71.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%	1,079,938	05/01/26		4.50%	Fixed	180,000	90,000
72.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%	1,241,645	(2)
73.	Roosevelt Field	NY	Garden City (New York)	100.0%	2,349,159	(2)
74.	Ross Park Mall	PA	Pittsburgh	100.0%	1,185,112	(2)
75.	Santa Rosa Plaza	CA	Santa Rosa	100.0%	697,764	(2)
76.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%	470,264	08/31/33		6.66%	Fixed	91,404	86,322
77.	Shops at Clearfork, The	TX	Fort Worth	45.0%	552,573	03/11/30	(25)	2.92%	Fixed	145,000	65,250
						03/11/30		6.80%	Variable	2,250	1,013
78.	Shops at Crystals, The	NV	Las Vegas	50.0%	282,964	07/01/26		3.74%	Fixed	550,000	275,000
79.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%	1,265,373	01/01/35		6.73%	Fixed	180,000	91,800

4Q 2025 SUPPLEMENTAL	31

PROPERTY AND DEBT INFORMATION
As of December 31, 2025
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
80.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		726,720	(2)
81.	Smith Haven Mall	NY	Lake Grove (New York)	100.0%		1,257,593	(2)
82.	South Hills Village	PA	Pittsburgh	100.0%		1,126,733	(2)
83.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,582,160	(2)
84.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,156,103	(2)
85.	SouthPark	NC	Charlotte	100.0%		1,699,314	(2)
86.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,092	10/06/25	(24)	4.45%	Fixed	52,465	26,233
87.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		979,100	(2)
88.	St. Johns Town Center	FL	Jacksonville	50.0%		1,416,958	06/01/34		5.95%	Fixed	360,000	180,000
89.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(4)	1,322,323	(2)
90.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,295,577	09/05/26		3.50%	Fixed	330,000	164,670
91.	Summit Mall	OH	Akron	100.0%		774,217	10/01/26		3.31%	Fixed	85,000	85,000
92.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,263,980	(2)
93.	Tippecanoe Mall	IN	Lafayette	100.0%		864,871	(2)
94.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,776,374	(2)
95.	Towne East Square	KS	Wichita	100.0%		1,157,209	(2)
96.	Treasure Coast Square	FL	Jensen Beach	100.0%		873,908	(2)
97.	Twelve Oaks Mall	MI	Novi	100.0%		1,520,979	03/06/28		4.85%	Fixed	260,737	260,737
98.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		955,987	(2)
99.	University Park Mall	IN	Mishawaka	100.0%		910,370	(2)
100.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,084,890	(2)
101.	Waterside Shops	FL	Naples	50.0%		304,314	04/15/26		3.86%	Fixed	154,337	77,169
102.	West Town Mall	TN	Knoxville	50.0%		1,275,963	(2)
103.	Westchester, The	NY	White Plains (New York)	40.0%		802,897	02/01/30		3.25%	Fixed	400,000	160,000
104.	Westfarms	CT	West Hartford	78.9%		1,263,850	09/06/28		7.80%	Fixed	242,000	191,035
105.	White Oaks Mall	IL	Springfield	88.6%		922,129	06/15/27		6.98%	Fixed	31,652	28,057
106.	Wolfchase Galleria	TN	Memphis	94.5%		1,147,164	11/01/26		4.15%	Fixed	155,152	146,612
107.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,154,656	12/01/33		6.71%	Fixed	294,000	147,000
108.	Woodland Hills Mall	OK	Tulsa	94.5%		1,238,604	(2)
	Total Mall Square Footage					119,734,147

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		228,833	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		679,382	02/24/30	(5)	5.84%	Variable	92,663	46,332
3.	Liberty Tree Mall	MA	Danvers	49.1%		861,398	05/03/28	(25)	6.18%	Fixed	27,644	13,584
4.	Northgate Station	WA	Seattle	100.0%		412,720	(2)
5.	Pier Park	FL	Panama City Beach	65.6%		944,846	(2)
6.	University Park Village	TX	Fort Worth	100.0%		171,857	05/01/28		3.85%	Fixed	48,927	48,927
	Total Lifestyle Centers Square Footage					3,299,036

4Q 2025 SUPPLEMENTAL	32

PROPERTY AND DEBT INFORMATION
As of December 31, 2025
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	301,148	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	548,490	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	262,070	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	593,925	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	691,160	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	288,899	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	439,078	(2)
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,386	07/01/28		4.27%	Fixed	95,814	47,907
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	685,056	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,932	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	381,671	01/01/28		3.95%	Fixed	151,387	99,915
12.	Clinton Premium Outlets	CT	Clinton	100.0%	276,229	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,107	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	656,950	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,175	12/01/35		6.21%	Fixed	120,000	120,000
16.	Finger Lakes Premium Outlets	NY	Waterloo	100.0%	413,558	(2)
17.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	295,993	(2)
18.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	502,867	(2)
19.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	66.7%	377,907	03/01/33		6.12%	Fixed	75,000	50,003
20.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	419,523	(2)
21.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	525,904	12/01/28	(5)	7.31%	Fixed	140,000	140,000
22.	Gulfport Premium Outlets	MS	Gulfport	100.0%	297,498	12/01/28	(5)	7.35%	Fixed	50,000	50,000
23.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,670	02/06/26		4.26%	Fixed	68,365	68,365
24.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	556,074	(2)
25.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,389	(2)
26.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,575	(2)
27.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,765	(2)
28.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	275,063	(2)
29.	Kittery Premium Outlets	ME	Kittery	100.0%	261,974	(2)
30.	Las Americas Premium Outlets	CA	San Diego	100.0%	689,452	(2)
31.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	675,750	(2)
32.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,621	(2)
33.	Lee Premium Outlets	MA	Lee	100.0%	223,611	06/01/26	(8)	4.17%	Fixed	43,813	43,813
34.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,434	(2)
35.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	444,045	(2)
36.	Merrimack Premium Outlets	NH	Merrimack	100.0%	409,081	(2)
37.	Napa Premium Outlets	CA	Napa	100.0%	178,917	(2)
38.	Norfolk Premium Outlets	VA	Norfolk	65.0%	329,789	04/01/32		4.50%	Fixed	73,039	47,475

4Q 2025 SUPPLEMENTAL	33

PROPERTY AND DEBT INFORMATION
As of December 31, 2025
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
39.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	189,132	(2)
40.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	536,629	(2)
41.	Orlando International Premium Outlets	FL	Orlando	100.0%	775,231	(2)
42.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	658,238	(2)
43.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	199,261	(2)
44.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	544,765	(2)
45.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,521	(2)
46.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,903	09/06/26	(9)	3.33%	Fixed	29,393	29,393
47.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	396,208	09/01/27		4.00%	Fixed	145,000	145,000
48.	Pocono Premium Outlets	PA	Tannersville	100.0%	411,752	(2)
49.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	350,688	(2)
50.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,596	09/06/26	(9)	3.33%	Fixed	51,635	51,635
51.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	593,720	(2)
52.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	495,706	(2)
53.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	697,029	(2)
54.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	730,057	(2)
55.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,811	(2)
56.	Silver Sands Premium Outlets	FL	Destin	50.0%	446,012	03/01/32		3.96%	Fixed	140,000	70,000
57.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,754	(2)
58.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,416	10/06/27		4.06%	Fixed	81,887	49,132
59.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	468,094	(2)
60.	Tanger Outlets — Columbus (3)	OH	Sunbury (Columbus)	50.0%	352,797	10/01/32		6.25%	Fixed	71,000	35,500
61.	Tanger Outlets — Galveston/Houston (3)	TX	Texas City	50.0%	352,705	06/26/30	(29)	5.06%	Fixed	60,000	30,000
62.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	366,102	(2)
63.	Tulsa Premium Outlets	OK	Jenks (Tulsa)	100.0%	338,472	(2)
64.	Twin Cities Premium Outlets	MN	Eagan	35.0%	403,744	11/01/34		6.70%	Fixed	95,000	33,250
65.	Vacaville Premium Outlets	CA	Vacaville	100.0%	442,502	(2)
66.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,379	(2)
67.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	507,525	02/06/26		4.23%	Fixed	185,000	185,000
68.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,223	(2)
69.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	921,983	(2)
70.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	672,948	(2)
	Total U.S. Premium Outlet Square Footage				30,690,639

4Q 2025 SUPPLEMENTAL	34

PROPERTY AND DEBT INFORMATION
As of December 31, 2025
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,221,069	09/01/26		3.80%	Fixed	91,995	91,995
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,955,312	11/01/33		7.70%	Fixed	360,000	213,301
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,399,610	11/01/26		4.28%	Fixed	99,243	37,216
							07/01/31		2.80%	Fixed	30,000	11,250
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,368,190	11/01/32		6.55%	Fixed	227,137	134,601
5.	Dolphin Mall	FL	Miami	100.0%		1,404,076	12/09/29	(5)(34)	5.35%	Fixed	1,000,000	1,000,000
6.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,779,663	07/01/34		6.26%	Fixed	250,000	148,150
7.	Great Lakes Crossing Outlets	MI	Auburn Hills	100.0%		1,355,126	02/01/33		6.52%	Fixed	180,000	180,000
8.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,365,059	(2)
9.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,931,339	10/01/26		3.99%	Fixed	257,710	257,710
10.	Katy Mills	TX	Katy (Houston)	62.5%	(7)	1,679,417	08/01/32		5.77%	Fixed	124,453	77,783
11.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,309,390	(2)
12.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,430,423	(2)
13.	Opry Mills	TN	Nashville	100.0%		1,119,934	07/01/26		4.09%	Fixed	375,000	375,000
14.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		864,082	(2)
15.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,564,823	11/01/26		3.46%	Fixed	416,000	416,000
16.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,365,454	(2)
	Total The Mills Square Footage					24,112,967

	Other Properties
	Calhoun Outlet Marketplace, Dover Mall, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Orlando Outlet Marketplace, Oxford Valley Mall, Philadelphia Mills, Southridge Mall, Square One Mall, Sugarloaf Mills, Sunvalley Shopping Center, The Avenues							(7)(8)(10)			720,609	278,692
	Total Other Properties Square Footage					10,593,367

	TOTAL U.S. SQUARE FOOTAGE (11)(12)					188,430,156

4Q 2025 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of December 31, 2025
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(13)	2.00%	Fixed	212,307	191,076
	Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	421,900	11/30/27	(14)	3.85%	Variable	99,561	49,781
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	367,500	09/01/31	(14)	4.69%	Fixed	87,539	43,770
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	504,900	(2)
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	12/01/27	(14)	4.40%	Variable	60,183	27,082
						12/01/27	(14)(25)	5.81%	Fixed	60,183	27,082
	Canada Square Footage				1,620,300
	CHINA
6.	CityOn.Xian	Xi’an		25.0%	995,000	03/14/29	(23)(33)	3.60%	Variable	76,747	19,187
7.	CityOn.Zhengzhou	Zhengzhou		24.5%	919,000	03/22/32	(23)(27)	3.85%	Fixed	104,827	25,683
	China Square Footage				1,914,000
	FRANCE
8.	Paris-Giverny Designer Outlet	Vernon		73.8%	228,000	06/11/26	(13)(28)	4.66%	Variable	81,947	60,460
9.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/27	(5)(13)(28)	4.00%	Variable	110,453	99,408
	France Square Footage				497,000
	GERMANY
10.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/26	(13)	2.10%	Fixed	58,701	41,384
	Germany Square Footage				191,500
	INDONESIA
11.	Jakarta Premium Outlets	Tangerang (Jakarta)		50.0%	302,000	12/29/33	(35)	9.25%	Fixed	45,619	22,810
	Indonesia Square Footage				302,000
	ITALY
12.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	344,000	03/31/27	(13)	4.53%	Variable	35,690	32,121
						03/31/27	(13)(25)	4.25%	Fixed	150,274	135,247
13.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	01/23/26	(13)	4.48%	Fixed	325,899	293,309
14.	The Mall Luxury Outlets Firenze	Leccio (Florence)		100.0%	264,750	(2)
15.	The Mall Luxury Outlets Sanremo	Sanremo		100.0%	122,300	(2)
	Italy Square Footage				1,084,050
	JAPAN
16.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	(2)
17.	Fukaya-Hanazono Premium Outlets	Fukaya City (Saitama)		40.0%	296,300	10/01/32	(15)	0.70%	Fixed	68,304	27,322
18.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	659,500	05/31/27	(15)	0.31%	Fixed	82,985	33,194
19.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	(2)
20.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	512,500	07/31/27	(15)	0.30%	Fixed	37,663	15,065
21.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/29/28	(15)	1.28%	Fixed	29,046	11,618
22.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
23.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	11/30/28	(15)	1.03%	Fixed	16,596	6,638
						05/31/29	(15)	0.68%	Fixed	5,107	2,043

4Q 2025 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of December 31, 2025
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
24.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	(2)
25.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	10/31/26	(15)	0.97%	Fixed	39,578	15,831
	Japan Square Footage				3,910,000
	KOREA
26.	Busan Premium Outlets	Busan		50.0%	544,200	04/28/28	(16)	3.64%	Fixed	132,960	66,480
27.	Jeju Premium Outlets	Jeju Province		50.0%	92,000	(2)
28.	Paju Premium Outlets	Paju (Seoul)		50.0%	558,900	03/13/27	(16)	3.75%	Fixed	38,087	19,044
29.	Siheung Premium Outlets	Siheung (Seoul)		50.0%	444,400	03/15/26	(16)	4.38%	Fixed	96,952	48,476
30.	Starfield Anseong	Anseong		49.0%	1,068,000	02/28/28	(16)	3.75%	Fixed	237,748	116,497
31.	Starfield Hanam	Hanam		17.2%	1,709,000	07/28/30	(16)	3.72%	Fixed	468,702	80,382
32.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	09/28/27	(16)	3.85%	Fixed	38,089	19,045
	South Korea Square Footage				4,968,100
	MALAYSIA
33.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%	277,500	(2)
34.	Johor Premium Outlets	Johor (Singapore)		50.0%	309,400	09/30/31	(17)	5.13%	Variable	2,249	1,125
	Malaysia Square Footage				586,900
	MEXICO
35.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(2)
36.	Premium Outlets Querétaro	Querétaro		50.0%	274,800	12/20/33	(18)	11.03%	Fixed	19,921	9,961
	Mexico Square Footage				607,800
	NETHERLANDS
37.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond		(19)	298,000	06/06/29	(13)	3.90%	Fixed	328,726	295,853
						08/18/30	(13)(25)	4.02%	Fixed	234,804	110,975
38.	Roosendaal Designer Outlet	Roosendaal		94.0%	247,500	02/28/29	(13)(26)	5.40%	Fixed	76,311	71,732
	Netherlands Square Footage				545,500
	SPAIN
39.	Malaga Designer Outlet	Malaga		46.1%	191,000	05/05/28	(13)(30)	4.28%	Variable	74,551	34,375
	Spain Square Footage				191,000
	THAILAND
40.	Siam Premium Outlets Bangkok	Bangkok		50.0%	264,000	06/05/31	(20)	4.69%	Fixed	58,500	29,250
	Thailand Square Footage				264,000
	UNITED KINGDOM
41.	Ashford Designer Outlet	Kent		45.0%	281,000	05/23/27	(21)	5.88%	Variable	27,856	12,535
						05/23/27	(21)(25)	4.29%	Fixed	111,415	50,137
42.	West Midlands Designer Outlet	Staffordshire		23.2%	197,000	06/06/26	(21)(25)	7.49%	Fixed	87,464	20,326
	United Kingdom Square Footage				478,000
	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(22)				17,278,150

	TOTAL SQUARE FOOTAGE				205,708,306

4Q 2025 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of December 31, 2025
FOOTNOTES:
(1)
Variable rate debt interest rates are based on the following base rates as of December 31, 2025: Overnight SOFR 3.87%; 1 month CME Term SOFR 3.6875%; 30 Day Average SOFR 3.7866%; 1M EURIBOR at 1.939%; 3M EURIBOR at 2.026%; 6M EURIBOR at 2.107%; 1M YEN TIBOR at 0.8727%; 6M YEN TIBOR at 1.0909%; 1M CORRA at 2.30%; Overnight SONIA 3.7257% and Cost of Funds Rate at 3.63%.

(2)
Unencumbered asset.

(3)
This property is managed by a third party. Reported amounts may be provided in arrears.

(4)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.

(5)
Includes applicable extensions available at our option.

(6)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.

(7)
The Operating Partnership’s direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.

(8)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.

(9)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.

(10)
Consists of 8 encumbered properties with interest rates ranging from 3.60% to 8.02% and maturities between 2026 and 2029, of which one property is held within TMLP.

(11)
Does not include any other spaces in joint ventures which are not listed above.

(12)
GLA includes office space.

(13)
Amount shown in USD equivalent; EUR equivalent is 1.4 billion.

(14)
Amount shown in USD equivalent; CAD equivalent is 421.5 million.

(15)
Amounts shown in USD equivalent; JPY equivalent is 43.8 billion.

(16)
Amounts shown in USD equivalent; KRW equivalent is 1.5 trillion.

(17)
Amounts shown in USD equivalent; MYR equivalent is 9.1 million.

(18)
Amounts shown in USD equivalent; MXN equivalent is 358.5 million.

(19)
The Company owns a 90.0% interest in Phases 2 & 3 and a 46.1% interest in Phase 4.

(20)
Amounts shown in USD equivalent; THB equivalent is 1.8 billion.

(21)
Amount shown in USD equivalent; GBP equivalent is 168.5 million.

(22)
Does not include Klépierre.

(23)
Amounts shown in USD equivalent; CNY equivalent is 1.3 billion.

(24)
Mortgage is outstanding as of December 31, 2025.

(25)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.

(26)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented until February 26, 2027.

(27)
The interest rate resets on April 16th of each year.

(28)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented.

(29)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until June 26, 2029.

(30)
Through interest rate cap agreements, the interest is essentially fixed at the all-in rate presented until May 5, 2027.

(31)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until May 15, 2026.

(32)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until February 15, 2026.

(33)
The interest rate resets on January 1st of each year.

(34)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until December 15, 2027.

(35)
Amount shown in USD equivalent; IDR equivalent is 761.8 billion.

4Q 2025 SUPPLEMENTAL	38

NON-GAAP PRO-RATA FINANCIAL INFORMATION
The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled “Our Share of Joint Ventures” were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:
•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

4Q 2025 SUPPLEMENTAL	39

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Three Months Ended December 31, 2025		For the Three Months Ended December 31, 2024
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(26,313)	$434,363	$(16,090)	$376,236
Management fees and other revenues	—	—	—	—
Other income	(2,126)	61,981	(1,311)	51,028
Total revenue	(28,439)	496,344	(17,401)	427,264
EXPENSES:
Property operating	(4,452)	87,524	(3,095)	74,079
Depreciation and amortization	(6,904)	122,766	(5,403)	90,586
Real estate taxes	(1,687)	30,489	(674)	22,903
Repairs and maintenance	(785)	11,924	(429)	8,769
Advertising and promotion	(2,707)	14,587	(2,934)	11,839
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(2,078)	35,605	(1,812)	29,944
Total operating expenses	(18,613)	302,895	(14,347)	238,120
OPERATING INCOME BEFORE OTHER ITEMS	(9,826)	193,449	(3,054)	189,144
Interest expense	5,468	(94,608)	3,388	(85,202)
Loss on extinguishment of debt	—	—	—	—
Loss due to disposal, exchange, or revaluation of equity interests, net	—	—	—	—
Income and other tax expense	—	—	—	—
Income from unconsolidated entities	(491)	(98,841)(2)	(426)	(103,942)(2)
Unrealized gains in fair value of publicly traded equity instruments and derivative instrument, net	—	—	—	—
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	—	—
Consolidated income from continuing operations	(4,849)	—	(92)	—
CONSOLIDATED NET INCOME	(4,849)	—	(92)	—
Net income attributable to noncontrolling interests	(4,849)	—(3)	(92)	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, RGG, Catalyst, Jamestown, and our previously held equity investment in TRG up to the October 31, 2025 transaction.

(3)
Represents limited partners’ interest in the Operating Partnership.

4Q 2025 SUPPLEMENTAL	40

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Twelve Months Ended December 31, 2025		For the Twelve Months Ended December 31, 2024
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(75,280)	$1,497,607	$(62,728)	$1,422,787
Management fees and other revenues	—	—	—	—
Other income	(5,899)	221,785	(3,706)	183,038
Total revenue	(81,179)	1,719,392	(66,434)	1,605,825
EXPENSES:
Property operating	(14,695)	318,371	(12,404)	291,379
Depreciation and amortization	(23,938)	385,033	(21,125)	353,790
Real estate taxes	(3,014)	108,149	(2,484)	106,065
Repairs and maintenance	(2,120)	40,434	(1,680)	33,112
Advertising and promotion	(10,497)	45,408	(9,348)	41,530
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(7,838)	121,244	(7,917)	103,755
Total operating expenses	(62,102)	1,018,639	(54,958)	929,631
OPERATING INCOME BEFORE OTHER ITEMS	(19,077)	700,753	(11,476)	676,194
Interest expense	15,797	(343,654)	13,626	(333,707)
Loss on extinguishment of debt	—	—	—	—
Gain due to disposal, exchange, or revaluation of equity interests, net	—	—	—	—
Income and other tax expense	—	—	—	—
Income from unconsolidated entities	(1,535)	(357,099)(2)	(509)	(342,487)(2)
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	—	—	—	—
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	—	—
Consolidated income from continuing operations	(4,815)	—	1,641	—
CONSOLIDATED NET INCOME	(4,815)	—	1,641	—
Net income attributable to noncontrolling interests	(4,815)	—(3)	1,641	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, RGG, Catalyst, Jamestown, and our previously held equity investment in TRG up to the October 31, 2025 transaction.

(3)
Represents limited partners’ interest in the Operating Partnership.

4Q 2025 SUPPLEMENTAL	41

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	As of December 31, 2025		As of December 31, 2024
	Noncontrolling Interests	Our Share of Joint Ventures	Noncontrolling Interests	Our Share of Joint Ventures
ASSETS:
Investment properties, at cost	$(1,323,026)	$12,798,509	$(578,550)	$9,934,061
Less – accumulated depreciation	(197,698)	4,245,309	(161,779)	4,181,648
	(1,125,328)	8,553,200	(416,771)	5,752,413
Cash and cash equivalents	(29,139)	599,668	(22,837)	601,567
Short-term investments	—	—	—	—
Tenant receivables and accrued revenue, net	(7,268)	288,205	(6,884)	253,648
Investment in unconsolidated entities, at equity	(3,729)	(4,358,610)	(6,896)	(2,663,843)
Investment in Klépierre, at equity	—	—	—	—
Investment in TRG, at equity	—	—	—	—
Right-of-use assets, net	(845)	49,987	(854)	51,673
Deferred costs and other assets	(20,491)	1,341,940	(27,555)	1,327,069
Total assets	$(1,186,800)	$6,474,390	$(481,797)	$5,322,527
LIABILITIES:
Mortgages and unsecured indebtedness	$(509,295)	$7,513,924	$(222,514)	$6,312,675
Accounts payable, accrued expenses, intangibles, and deferred revenues	(21,984)	515,497	(24,056)	481,921
Cash distributions and losses in unconsolidated entities, at equity	—	(1,739,418)	—	(1,680,431)
Dividend payable	—	—	—	—
Lease liabilities	(845)	45,731	(854)	47,226
Other liabilities	(52,999)	138,656	(43,722)	161,136
Total liabilities	(585,123)	6,474,390	(291,146)	5,322,527
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership	$(222,769)	$—	$(169,192)	$—
EQUITY:
Stockholders’ equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—
Total stockholders’ equity	—	—	—	—
Noncontrolling interests	(378,908)	—	(21,459)	—
Total equity	(378,908)	—	(21,459)	—
Total liabilities and equity	$(1,186,800)	$6,474,390	$(481,797)	$5,322,527

4Q 2025 SUPPLEMENTAL	42